Exhibit 99.1

                    U.S. Physical Therapy Reports
                      First Quarter 2007 Results

    HOUSTON--(BUSINESS WIRE)--May 3, 2007--U.S. Physical Therapy, Inc. (NASDAQ:USPH), a national operator of physical and occupational therapy outpatient clinics, today reported results for the first quarter ended March 31, 2007.

    U.S. Physical Therapy's net earnings were $1.8 million or $0.16 per share in the first quarter of 2007. The Company's earnings were $1.5 million or $0.12 per share in the first quarter of 2006.

    First Quarter 2007 compared to First Quarter 2006

    -- Net revenue from continuing operations increased to $34.6 million from $33.5 million due to a 6.0% increase in patient visits from 339,000 to 359,000 partially offset by a decrease in average net patient revenue per visit of 1.7% to $95.47. Effective January 1, 2007, the reimbursement rate by Medicare for outpatient rehabilitation was cut by approximately 6%. Medicare comprised 19% of the Company's charges in this year's first quarter.

    -- Clinic salaries and related costs as a percentage of net revenue were 52.0% for the recent quarter as well as the year earlier period. Rent, clinic supplies, contract labor and other costs from continuing operations as a percentage of revenue were 21.5% in the first quarter of 2007 as compared to 20.9% in the first quarter of 2006. The provision for doubtful accounts was 1.8% of revenues in the recent quarter versus 1.6% in the comparable period in 2006.

    -- Corporate office costs were reduced to $4.4 million in the first quarter of 2007, or 12.6% of net revenue, versus $4.5 million, or 13.5% of revenue in the first quarter of 2006.

    -- Net income from continuing operations increased by 8.1% to $1.8 million from $1.7 million. Earnings from continuing operations per diluted share increased to $0.16 from $0.14.

    -- Net income, after discontinued operations, increased by 23.2% to $1.8 million from $1.5 million. Earnings per diluted share rose to $0.16 from $0.12.

    -- Same store revenues for clinics open or acquired for one year or more decreased by 3.1% as visits declined by less than 1% and the average net rate per visit decreased by 2.2% to $95.01. The slight visits decline was attributable to Michigan as the rest of the Company's operations achieved an increase in same store visits.

    Chris Reading, Chief Executive Officer, said, "Increased clinical efficiencies, coupled with what appears to be a stabilizing labor market for physical and occupational therapists, has resulted in improved profits. Our focus on new program development, enhanced partner training, and continued expansion of our sales force are helping to capture additional market share. We look forward to building on the progress we have made as we work to expand our partner-focused network of facilities."

    The Company ended the quarter with $14.6 million in cash and investments. Net of $1.2 million of acquired clinics seller notes, the adjusted net cash balance was approximately $13.4 million or $1.16 per outstanding share.

    U.S. Physical Therapy's management will host a conference call at 10:30 a.m. Eastern Time, 9:30 a.m. Central Time on Thursday, May 3, 2007 to discuss the Company's first quarter 2007 results. Interested parties may participate in the call by dialing 1-888-335-5539 or 973-582-2857 and enter reservation number 8740130 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed for approximately 120 days at this website.

    Forward-Looking Statements

    This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as "believes", "expects", "intends", "plans", "appear", "should" and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we project. Included among such statements are those relating to opening new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

    --  revenue and earnings expectations;

    -- general economic, business, and regulatory conditions including federal and state regulations;

    -- availability and cost of qualified physical and occupational therapists;

    --  personnel productivity;

    -- changes in Medicare guidelines and reimbursement or failure of our clinics to maintain their Medicare certification status;

    -- competitive and/or economic conditions in our markets which may require us to close certain clinics and thereby incur closure costs and losses including the possible write-down or write-off of goodwill;

    -- changes in reimbursement rates or payment methods from third party payors including government agencies and deductibles and co-pays owed by patients;

    --  maintaining adequate internal controls;

    --  availability, terms, and use of capital;

    --  future acquisitions; and

    --  weather and other seasonal factors.

    Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see periodic reports filed with the Securities and Exchange Commission (the "SEC") for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this report. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer accurate.

    About U.S. Physical Therapy, Inc.

    Founded in 1990, U.S. Physical Therapy, Inc. operates 293 outpatient physical and/or occupational therapy clinics in 41 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups.

    More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

    (See Attached Tables)



             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF NET INCOME
                (IN THOUSANDS, EXCEPT PER SHARE DATA)
                             (unaudited)

                                         Three Months Ended March 31,
                                         -----------------------------
                                             2007           2006
                                         -------------- --------------
                                           (In thousands, except per
                                                   share data)

 Net patient revenues                          $34,276        $32,908
 Management contract revenues                      318            569
 Other revenues                                     26             26
                                         -------------- --------------
    Net revenues                                34,620         33,503

 Clinic operating costs:
    Salaries and related costs                  17,916         17,287
    Rent, clinic supplies, contract
     labor and other                             7,429          7,013
    Provision for doubtful accounts                631            532
                                         -------------- --------------
                                                25,976         24,832

 Corporate office costs                          4,357          4,515
                                         -------------- --------------

 Operating income from continuing
  operations                                     4,287          4,156

 Interest and investment income, net                41             82
 Loss in unconsolidated joint venture                -            (21)
 Minority interests in subsidiary
  limited partnerships                          (1,315)        (1,469)
                                         -------------- --------------

 Income before income taxes from
  continuing operations                          3,013          2,748
 Provision for income taxes                      1,169          1,042
                                         -------------- --------------
    Net income from continuing
     operations                                  1,844          1,706

 Discontinued operations:
    (Loss) income from discontinued
     operations                                    (24)          (338)
    Tax benefit (expense) from
     discontinued operations                         9            116
                                         -------------- --------------
                                                   (15)          (222)
                                         -------------- --------------
 Net income                                     $1,829         $1,484
                                         ============== ==============

 Earnings per share:
    Basic - income from continuing
     operations                                  $0.16          $0.14
    Basic - (loss) income from
     discontinued operations                     (0.00)         (0.01)
                                         -------------- --------------
       Total basic earnings per common
        share                                    $0.16          $0.13
                                         ============== ==============

    Diluted - income from continuing
     operations                                  $0.16          $0.14
    Diluted - (loss) income from
     discontinued operations                     (0.00)         (0.02)
                                         -------------- --------------
       Total diluted earnings per common
        share                                    $0.16          $0.12
                                         ============== ==============

 Shares used in computation:
    Basic earnings per common share             11,501         11,824
                                         ============== ==============
    Diluted earnings per common share           11,589         12,036
                                         ============== ==============




             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

                   CONSOLIDATED EARNINGS PER SHARE
                (IN THOUSANDS, EXCEPT PER SHARE DATA)
                             (unaudited)

  Note 1: The following table sets forth the computation of basic and diluted earnings per share:

                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2007      2006
                                                   --------- ---------
 Numerator:
     Net income from continuing operations           $1,844    $1,706
     Net loss from discontinued operations              (15)     (222)
                                                   --------- ---------
     Net income                                      $1,829    $1,484
                                                   --------- ---------

 Denominator:
     Denominator for basic earnings per share -
      weighted-average shares                        11,501    11,824
     Effect of dilutive securities:
       Stock options                                     88       212
                                                   --------- ---------
     Denominator for diluted earnings per share -
      adjusted weighted-average shares and assumed
      conversions                                    11,589    12,036
                                                   ========= =========


 Earnings per share:
     Basic - income from continuing operations        $0.16     $0.14
     Basic - loss from discontinued operations            -     (0.01)
                                                   --------- ---------
       Total basic earnings per share                 $0.16     $0.13
                                                   ========= =========

     Diluted - income from continuing operations      $0.16     $0.14
     Diluted - loss from discontinued operations          -     (0.02)
                                                   --------- ---------
       Total basic earnings per share                 $0.16     $0.12
                                                   ========= =========




             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

                     CONSOLIDATED BALANCE SHEETS
                  (IN THOUSANDS, EXCEPT SHARE DATA)


                                              March 31,   December 31,
                                                 2007         2006
                                             ------------ ------------
                   ASSETS

Current assets:
   Cash and cash equivalents                     $13,093      $10,952
   Marketable securities - available for
    sale                                           1,460          500
   Patient accounts receivable, less
    allowance for doubtful accounts of
    $1,669 and $1,567, respectively               21,873       21,503
   Accounts receivable - other                       602          775
   Other current assets                            2,067        2,251
                                             ------------ ------------
      Total current assets                        39,095       35,981

Fixed assets:
   Furniture and equipment                        24,098       23,718
   Leasehold improvements                         15,554       15,226
                                             ------------ ------------
                                                  39,652       38,944
   Less accumulated depreciation and
    amortization                                  26,618       25,573
                                             ------------ ------------
                                                  13,034       13,371
Goodwill                                          21,082       20,997
Other assets                                       1,591        1,108
                                             ------------ ------------
                                                 $74,802      $71,457
                                             ============ ============

    LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable - trade                       $1,059       $1,601
   Accrued expenses                                9,031        7,007
   Current portion of notes payable                  537          562
                                             ------------ ------------
      Total current liabilities                   10,627        9,170
Notes payable                                        656          797
Deferred rent                                      1,239        1,273
Other long-term liabilities                          717          829
                                             ------------ ------------
      Total liabilities                           13,239       12,069

Minority interests in subsidiary limited
 partnerships                                      3,723        3,871

Commitments and contingencies

Shareholders' equity:
   Preferred stock, $.01 par value, 500,000
    shares authorized, no shares issued and
    outstanding                                        -            -
   Common stock, $.01 par value, 20,000,000
    shares authorized, 13,750,849 and
    13,681,849, shares issued, respectively          138          137
   Additional paid-in capital                     36,797       36,304
   Retained earnings                              52,533       50,704
   Treasury stock at cost, 2,214,737 shares      (31,628)     (31,628)
                                             ------------ ------------
      Total shareholders' equity                  57,840       55,517
                                             ------------ ------------
                                                 $74,802      $71,457
                                             ============ ============




             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (IN THOUSANDS)
                             (unaudited)
                                         Three Months Ended March 31,
                                         -----------------------------
                                             2007           2006
                                         -------------- --------------
                                                (In thousands)

OPERATING ACTIVITIES
Net income                                      $1,829         $1,484
Adjustments to reconcile net income to
 net cash provided by operating
 activities:
   Depreciation and amortization                 1,125          1,090
   Minority interests in earnings of
    subsidiary limited partnerships              1,315          1,444
   Provision for doubtful accounts                 631            566
   Equity-based awards compensation
    expense                                        257            222
   Loss (gain) on sale or abandonment of
    assets                                           6             12
   Tax benefit from exercise of stock
    options                                          9             10
   Impairment charge - goodwill                      -              -
   Recognition of deferred rent
    subsidies                                     (130)          (103)
   Deferred income tax                              81            471
   Other                                             -              -
Changes in operating assets and
 liabilities:
   Increase in patient account
    receivable                                  (1,001)        (1,218)
   (Increase) decrease in accounts
    receivable - other                             173           (137)
   Increase in other assets                       (396)          (107)
   Increase in accounts payable and
    accrued expenses                             1,526          1,313
   (Decrease) increase in other
    liabilities                                    (25)            83
                                         -------------- --------------
Net cash provided by operating
 activities                                      5,400          5,130

INVESTING ACTIVITIES
Purchase of fixed assets                          (784)        (1,480)
Purchase of business                                 -            (54)
Acquisitions of minority interest,
 included in goodwill                             (129)          (800)
Purchase of marketable securities -
 available for sale                             (1,600)          (100)
Proceeds on sale of marketable
 securities - available for sale                   640              -
Proceeds on sale of fixed assets                     6              -
                                         -------------- --------------
Net cash used in investing activities           (1,867)        (2,434)

FINANCING ACTIVITIES
Distributions to minority investors in
 subsidiary limited partnerships                (1,463)        (1,030)
Repurchase of common stock                           -           (860)
Payment of notes payable                          (166)           (68)
Excess tax benefit from stock options
 exercised                                           9             10
Proceeds from exercise of stock options            228             11
                                         -------------- --------------
Net cash used in financing activities           (1,392)        (1,937)

Net increase (decrease) in cash and cash
 equivalents                                     2,141            759
Cash and cash equivalents - beginning of
 period                                         10,952         12,352
                                         -------------- --------------
Cash and cash equivalents - end of
 period                                        $13,093        $13,111
                                         ============== ==============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION
Cash paid during the period for :
   Income taxes                                    $85           $256
   Interest                                        $29            $11





             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                 RECAP OF CLINIC DEVELOPMENT ACTIVITY

                                                             Number of
                         Opened   Closed   Sold    Acquired   Clinics
                        -------- -------- ------- ---------- ---------
As of December 31, 2004                                           264

First Quarter 2005,
 March 31, 2005               6       --      (1)        --       269

Second Quarter 2005,
 June 30, 2005                7       (1)     (1)         3       277

Third Quarter 2005,
 September 30, 2005           5       --      --         --       282

Fourth Quarter 2005,
 December 31, 2005           10       (8)     --          2       286
                        -------- -------- ------- ---------- ---------

Year 2005, December 31,
 2005                        28       (9)     (2)         5       286
                        ======== ======== ======= ========== =========

First Quarter 2006,
 March 31, 2006              12       --      --         --       298

Second Quarter 2006,
 June 30, 2006                8       (3)     --         --       303

Third Quarter 2006,
 September 30, 2006           7      (28)     --         --       282

Fourth Quarter 2006,
 December 31, 2006            3       --      (1)         8       292
                        -------- -------- ------- ---------- ---------

Year Ended, December
 31, 2006                    30      (31)     (1)         8       292
                        ======== ======== ======= ========== =========

First Quarter 2007,
 March 31, 2007               3       (2)     --         --       293
                        ======== ======== ======= ========== =========

    CONTACT: U.S. Physical Therapy, Inc., Houston
             Chief Financial Officer
             Larry McAfee, 713-297-7000
             or
             Chief Executive Officer
             Chris Reading, 713-297-7000